EXHIBIT 99.1

Woodward Reports Fiscal Year 2023 Results

FORT COLLINS, Colo., Nov. 16, 2023 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today reported financial results for its fiscal year 2023 and fourth quarter ending September 30, 2023.

All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same period of the prior fiscal year unless otherwise stated.

Fourth Quarter Overview

  Net sales were $777 million, compared to $640 million, an increase of 21 percent.
  Net earnings and adjusted net earnings1 were $83 million, or $1.33 per share, compared to net earnings of $54 million, or $0.88 per share, and adjusted net earnings of $51 million, or $0.84 per share.

Fiscal Year 2023 Overview

  Net sales were $2.91 billion, compared to $2.38 billion, an increase of 22 percent.
  Net earnings were $232 million, or $3.78 per share, compared to net earnings of $172 million, or $2.71 per share.
  Adjusted net earnings were $259 million, or $4.21 per share, compared to adjusted net earnings of $174 million, or $2.75 per share.
  Net cash provided by operating activities was $309 million, compared to $194 million. Free cash flow1 was $232 million, compared to $141 million. Adjusted free cash flow1 was $238 million, compared to $144 million.

“We delivered strong results in fiscal 2023 driven by robust demand across our aerospace and industrial end markets as well as improved operational performance. Our Aerospace business continued to perform well throughout the year. In the second half of the year, our Industrial business began to realize the benefits from our strategic investments in operational excellence including reduced complexity, improved productivity, and increased output. These sustainable improvements supported double digit revenue growth and significant margin expansion,” said Chip Blankenship, Chairman and Chief Executive Officer.

“For fiscal 2024, we anticipate continued strong demand for our products and services. Combined with benefits from our ongoing operational excellence focus, we expect to deliver solid revenue growth, expanded earnings per share, and robust cash flow. Our pursuit of operational excellence, talent development, and innovation for the future positions Woodward for long-term sustainable growth and enhanced value for our shareholders.”

Company Results

Net sales for the fourth quarter of fiscal 2023 were $777 million, compared to $640 million, an increase of 21 percent.

Net earnings for the fourth quarter of 2023 were $83 million, or $1.33 per share, compared to net earnings of $54 million, or $0.88 per share. Adjusted net earnings for the fourth quarter of 2022 were $51 million, or $0.84 per share.

EBIT1 was $108 million for the fourth quarter of 2023, compared to $67 million. Adjusted EBIT in the fourth quarter of 2022 was $64 million.

The effective tax rate was 15.7 percent for the fourth quarter of 2023, compared to 6.5 percent. The adjusted effective tax rate1 for the fourth quarter of 2022 was 5.3 percent.

Net sales for fiscal 2023 were $2.91 billion, compared to $2.38 billion, an increase of 22 percent.

Net earnings for fiscal 2023 were $232 million, or $3.78 per share, compared to net earnings of $172 million, or $2.71 per share. Adjusted net earnings for fiscal 2023 were $259 million, or $4.21 per share, compared to adjusted net earnings of $174 million, or $2.75 per share.

EBIT was $321 million for fiscal 2023, compared to $233 million. Adjusted EBIT1 was $356 million for fiscal 2023, compared to $235 million.

The effective tax rate was 15.7 percent for fiscal 2023, compared to 14.1 percent. The adjusted effective tax rate for fiscal 2023 was 16.8 percent, compared to 14.3 percent.

Segment Results

Aerospace

Aerospace segment net sales for the fourth quarter of fiscal 2023 were $455 million, compared to $408 million, an increase of 11 percent.

Commercial OEM and aftermarket sales increased significantly compared to the prior year, driven by higher OEM production rates, continued growth in passenger traffic, increasing aircraft utilization, and price realization. Defense sales were down compared to the prior year due to continued weakness in guided weapons, partially offset by higher defense aftermarket sales.

Segment earnings for the fourth quarter of 2023 were $78 million, compared to $63 million. Segment earnings as a percent of segment net sales were 17.2 percent for the fourth quarter of 2023, compared to 15.5 percent. The increase in segment earnings was primarily a result of price realization, higher commercial OEM and aftermarket volume, and productivity gains, partially offset by inflation and higher annual incentive compensation.

For fiscal 2023, Aerospace segment net sales were $1.77 billion, compared to $1.52 billion, an increase of 16 percent. Segment earnings for fiscal 2023 were $290 million, or 16.4 percent of segment net sales, compared to $231 million, or 15.2 percent of segment net sales.

Industrial

Industrial segment net sales for the fourth quarter of fiscal 2023 were $322 million, compared to $232 million, an increase of 39 percent. The increase in Industrial segment net sales for the fourth quarter of 2023 was driven by higher volumes across all markets and price realization.

Industrial segment earnings for the fourth quarter of 2023 were $54 million, or 16.9 percent of segment net sales, compared to $21 million, or 9.0 percent of segment net sales. Industrial segment earnings increased due to higher volume, price realization, and favorable product mix, partially offset by inflation and higher annual incentive compensation.

For fiscal 2023, Industrial segment net sales were $1.15 billion, compared to $863 million, an increase of 33 percent. Segment earnings for fiscal 2023 were $162 million, or 14.1 percent of segment net sales, compared to $83 million, or 9.6 percent of segment net sales.

Industrial sales and earnings benefitted from significant operational improvements including increased output and other efficiency gains, as well as significantly increased demand for on-highway natural gas truck production in China in the second half of fiscal 2023.

Nonsegment

Nonsegment expenses were $24 million for the fourth quarter of fiscal 2023, compared to $17 million. Adjusted nonsegment expenses1 for the fourth quarter of 2022 were $21 million.

Nonsegment expenses were $131 million for fiscal 2023, compared to $81 million. Adjusted nonsegment expenses were $96 million for fiscal 2023, compared to $78 million.

Cash Flow and Financial Position

Net cash provided by operating activities was $309 million, compared to $194 million. Payments for property, plant, and equipment for fiscal 2023 were $77 million, compared to $53 million.

Free cash flow was $232 million for fiscal 2023, compared to $141 million. Adjusted free cash flow was $238 million for fiscal 2023, compared to $144 million. The increase in free cash flow and adjusted free cash flow was primarily due to increased earnings, partially offset by higher capital expenditures.

During fiscal 2023, $177 million was returned to stockholders in the form of $51 million of dividends and $126 million under our stock repurchase program.

Total debt was $722 million at September 30, 2023, compared to $777 million at September 30, 2022. Debt-to-EBITDA1 leverage at September 30, 2023, was 1.5 times EBITDA, compared to 2.1 times EBITDA at September 30, 2022.

Fiscal Year 2024 Outlook

Woodward’s fiscal 2024 outlook includes a continued strong demand environment and improving operational performance throughout the year.

The Aerospace segment outlook includes increasing revenue and margin expansion driven by continued strength in commercial markets and increased defense activity.

The Industrial segment outlook includes broad based market strength and improving operational performance. Given the volatility and limited visibility into the China on-highway natural gas truck market, the outlook assumes peak sales levels in the first quarter with minimal activity through the remainder of 2024.

Woodward’s fiscal 2024 outlook can be found in the table below.

Woodward, Inc. and Subsidiaries
FY24 Guidance

Total Company
Sales	$3.10 billion - $3.25 billion
Effective Tax Rate	~21%
Free Cash Flow	$275 million - $325 million
Capital Expenditures	~$100 million
Earnings per Share	$4.70 - $5.15
Diluted Weighted Average Shares Outstanding	~62 million

Segment Data
Aerospace
Sales Growth	10% - 14%
Segment Earnings (% of Sales)	18% - 19%
Industrial
Sales Growth	4% - 6%
Segment Earnings (% of Sales)	13% - 14%

Conference Call

Woodward will hold an investor conference call at 4:30 p.m. ET, November 16, 2023, to provide an overview of the financial performance for the fourth quarter and fiscal year 2023, business highlights, and outlook for fiscal 2024. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing 1-888-440-4531 (domestic) or 1-646-960-0808 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 4278216. An audio replay will be available by telephone from 7:30 p.m. ET on November 16, 2023 until 11:59 p.m. ET on November 30, 2023. The telephone number to access the replay is 1-800-770-2030 (domestic) or 1-647-362-9199 (international), reference access code 4278216.

A webcast presentation will be available on the website by selecting “Investors/Events & Presentations”. The call and presentation will remain accessible on the website for 14 days.

About Woodward, Inc.

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Together with our customers, we are enabling the path to a cleaner, decarbonized world. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Cautionary Statement

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements regarding our expectations for our business in fiscal year 2024, including with respect to sustainable growth, revenue growth, expanded earnings per share, and cash flow, expectations regarding demand for our products and services, expectations regarding the impacts of our ongoing focus on operational excellence, talent development, and innovation, expectations regarding long-term growth and value for shareholders , and statements regarding our business and financial outlook for fiscal year 2024, including our guidance for sales, segment sales growth, earnings per share, segment earnings margin, effective tax rate, free cash flow, capital expenditures, and diluted weighted average shares outstanding, as well as our assumptions regarding our outlook, anticipated trends in our business, including trends in commercial aerospace markets, defense activity in our Aerospace segment, our Industrial markets, operational performance in our Industrial segment, and the China on-highway natural gas truck market, including our assumptions regarding sales and demand trends in fiscal 2024. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to: (1) global economic uncertainty and instability, including in the financial markets that affect Woodward, its customers, and its supply chain; (2) risks related to constraints and disruptions in the global supply chain and labor markets; (3) Woodward’s long sales cycle; (4) risks related to Woodward’s concentration of revenue among a relatively small number of customers; (5) Woodward’s ability to implement and realize the intended effects of any restructuring efforts; (6) Woodward’s ability to successfully manage competitive factors including expenses and fluctuations in sales; (7) changes and consolidations in the aerospace market; (8) Woodward’s financial obligations including debt obligations and tax expenses and exposures; (9) risks related to Woodward’s U.S. government contracting activities including potential changes in government spending patterns; (10) Woodward’s ability to protect its intellectual property rights and avoid infringing the intellectual property rights of others; (11) changes in the estimates of fair value of reporting units or of long-lived assets; (12) environmental risks; (13) Woodward’s continued access to a stable workforce and favorable labor relations with its employees; (14) Woodward’s ability to manage various regulatory and legal matters; (15) risks from operating internationally; (16) cybersecurity and other technological risks; and other risk factors and risks described in Woodward's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, any subsequently filed Quarterly Report on Form 10-Q, as well as its Annual Report on Form 10-K for the year ended September 30, 2023, which we expect to file shortly, and other risks described in Woodward’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and Woodward assumes no obligation to update such statements, except as required by applicable law.

Woodward, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited - in thousands except per share amounts)

	Three Months Ended September 30,		Year Ended September 30,
	2023	2022	2023	2022

Net sales	$777,070	$640,033	$2,914,566	$2,382,790
Costs and expenses:
Cost of goods sold	587,510	504,506	2,236,983	1,857,485
Selling, general and administrative expenses	65,944	50,085	269,692	203,005
Research and development costs	32,061	29,782	132,095	119,782
Restructuring charges	-	(3,420)	5,172	(3,420)
Interest expense	11,736	9,509	47,898	34,545
Interest income	(1,361)	(320)	(2,751)	(1,814)
Other (income) expense, net	(16,860)	(7,878)	(50,291)	(26,691)
Total costs and expenses	679,030	582,264	2,638,798	2,182,892
Earnings before income taxes	98,040	57,769	275,768	199,898
Income taxes	15,388	3,728	43,400	28,200
Net earnings	$82,652	$54,041	$232,368	$171,698

Earnings per share amounts:
Basic earnings per share	$1.38	$0.90	$3.88	$2.79
Diluted earnings per share	$1.33	$0.88	$3.78	$2.71
Weighted average common shares outstanding:
Basic	60,103	59,929	59,908	61,517
Diluted	62,039	61,234	61,482	63,254

Cash dividends paid per share	$0.2200	$0.1900	$0.8500	$0.7325

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	September 30,	September 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$137,447	$107,844
Accounts receivable	749,859	609,964
Inventories	517,843	514,287
Income taxes receivable	14,120	5,179
Other current assets	50,183	74,695
Total current assets	1,469,452	1,311,969
Property, plant, and equipment, net	913,094	910,472
Goodwill	791,468	772,559
Intangible assets, net	452,363	460,580
Deferred income tax assets	58,550	23,447
Other assets	325,276	327,419
Total assets	$4,010,203	$3,806,446

Liabilities and stockholders’ equity
Current liabilities:
Short term borrowings	-	66,800
Current portion of long term debt	75,817	856
Accounts payable	234,328	230,519
Income taxes payable	44,435	34,655
Accrued liabilities	262,616	206,283
Total current liabilities	617,196	539,113
Long-term debt, less current portion	645,709	709,760
Deferred income tax liabilities	132,819	127,195
Other liabilities	543,490	529,256
Total liabilities	1,939,214	1,905,324
Stockholders’ equity	2,070,989	1,901,122
Total liabilities and stockholders’ equity	$4,010,203	$3,806,446

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)
	For the Year Ended September 30,
	2023	2022
Net cash provided by operating activities	$308,543	$193,638

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(76,500)	(52,868)
Proceeds from sale of assets	488	43
Payments for business acquisition, net of cash acquired	878	(21,549)
Proceeds from sale of the renewable power systems business and other related business	-	6,000
Proceeds from sales of short-term investments	7,692	12,557
Payments for purchases of short-term investments	(6,109)	(9,632)
Net cash used in investing activities	(73,551)	(65,449)

Cash flows from financing activities:
Cash dividends paid	(51,027)	(44,978)
Proceeds from sales of treasury stock	50,749	21,897
Payments for repurchases of common stock	(126,380)	(485,300)
Borrowings on revolving lines of credit and short-term borrowings	2,323,500	952,000
Payments on revolving lines of credit and short-term borrowings	(2,390,300)	(885,200)
Payments of debt financing costs	(2,236)	-
Payments of long-term debt and finance lease obligations	(779)	(797)
Net cash used in financing activities	(196,473)	(442,378)
Effect of exchange rate changes on cash and cash equivalents	(8,916)	(26,429)
Net change in cash and cash equivalents	29,603	(340,618)
Cash and cash equivalents at beginning of year	107,844	448,462
Cash and cash equivalents at end of year	$137,447	$107,844

Woodward, Inc. and Subsidiaries
SEGMENT NET SALES AND EARNINGS
(Unaudited - in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2023	2022	2023	2022
Net sales:
Aerospace	$454,870	$408,418	$1,768,103	$1,519,322
Industrial	322,200	231,615	1,146,463	863,468
Total consolidated net sales	$777,070	$640,033	$2,914,566	$2,382,790
Segment earnings*:
Aerospace	$78,281	$63,475	$290,104	$230,933
As a percent of segment net sales	17.2%	15.5%	16.4%	15.2%
Industrial	54,451	20,759	161,622	82,788
As a percent of segment net sales	16.9%	9.0%	14.1%	9.6%
Total segment earnings	132,732	84,234	451,726	313,721
Nonsegment expenses	(24,317)	(17,276)	(130,811)	(81,092)
EBIT	108,415	66,958	320,915	232,629
Interest expense, net	(10,375)	(9,189)	(45,147)	(32,731)
Consolidated earnings before income taxes	$98,040	$57,769	$275,768	$199,898

*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$19,358	$15,763	$76,500	$52,868
Depreciation expense	$20,942	$20,345	$82,154	$83,019

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED NET EARNINGS[1]
(Unaudited - in thousands, except per share amounts)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Net Earnings (U.S. GAAP)	$98,040	$82,652	$1.33	$57,769	$54,041	$0.88
Non-U.S. GAAP adjustments:
Specific charge for excess and obsolete inventory	-	-	-	-	-	-
Product rationalization	-	-	-	-	-	-
Restructuring charge	-	-	-	(3,420)	(2,565)	(0.04)
Non-recurring charge related to customer collections	-	-	-	-	-	-
Certain non-restructuring separation costs	-	-	-	-	-	-
Non-recurring matter unrelated to the ongoing operations of the business	-	-	-	-	-	-
Business development activities	-	-	-	-	-	-
Total non-U.S. GAAP adjustments	-	-	-	(3,420)	(2,565)	(0.04)
Adjusted net earnings (Non-U.S. GAAP)	$98,040	$82,652	$1.33	$54,349	$51,476	$0.84

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED NET EARNINGS[1]
(Unaudited - in thousands, except per share amounts)

	Year Ended September 30, 2023			Year Ended September 30, 2022
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Net Earnings (U.S. GAAP)	$275,768	$232,368	$3.78	$199,898	$171,698	$2.71
Non-U.S. GAAP adjustments:
Specific charge for excess and obsolete inventory[2]	11,995	9,016	0.15	-	-	-
Product rationalization[3]	10,504	7,896	0.13	-	-	-
Restructuring charge	5,172	3,874	0.06	(3,420)	(2,565)	(0.04)
Non-recurring charge related to customer collections[4]	4,997	3,761	0.06	-	-	-
Certain non-restructuring separation costs[4]	2,208	1,661	0.03	-	-	-
Non-recurring matter unrelated to the ongoing operations of the business[4]	-	-	-	3,272	2,454	0.04
Business development activities[4]	-	-	-	2,982	2,236	0.04
Total non-U.S. GAAP adjustments	34,876	26,208	0.43	2,834	2,125	0.04
Adjusted net earnings (Non-U.S. GAAP)	$310,644	$258,576	$4.21	$202,732	$173,823	$2.75

(2) Presented in the line item "Cost of goods sold" in Woodward's Consolidated Statements of Earnings.

(3) On a pre-tax basis, $5,822 is presented in the line item "Cost of goods sold" and $4,682 is presented in the line item " Selling, general and administrative" expenses in Woodward's Consolidated Statement of Earnings. On an after-tax basis, $4,374 is presented in the line item "Cost of goods sold" and $3,522 is presented in the line item " Selling, general and administrative" expenses in Woodward's Consolidated Statements of Earnings.

(4) Presented in the line item "Selling, general and administrative" expenses in Woodward's Consolidated Statement of Earnings.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBIT[1] AND ADJUSTED EBIT[1]
(Unaudited - in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2023	2022	2023	2022
Net earnings (U.S. GAAP)	$82,652	$54,041	$232,368	$171,698
Income taxes	15,388	3,728	43,400	28,200
Interest expense	11,736	9,509	47,898	34,545
Interest income	(1,361)	(320)	(2,751)	(1,814)
EBIT (Non-U.S. GAAP)	108,415	66,958	320,915	232,629
Non-U.S. GAAP adjustments*	-	(3,420)	34,876	2,834
Adjusted EBIT (Non-U.S. GAAP)	$108,415	$63,538	$355,791	$235,463

*See Reconciliation of Net Earnings to Adjusted Net Earnings1 tables above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBITDA[1] AND ADJUSTED EBITDA[1]
(Unaudited - in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2023	2022	2023	2022
Net earnings (U.S. GAAP)	$82,652	$54,041	$232,368	$171,698
Income taxes	15,388	3,728	43,400	28,200
Interest expense	11,736	9,509	47,898	34,545
Interest income	(1,361)	(320)	(2,751)	(1,814)
Amortization of intangible assets	9,500	9,025	37,589	37,609
Depreciation expense	20,942	20,345	82,154	83,019
EBITDA (Non-U.S. GAAP)	138,857	96,328	440,658	353,257
Non-U.S. GAAP adjustments*	-	(3,420)	34,876	2,834
Adjusted EBITDA (Non-U.S. GAAP)	$138,857	$92,908	$475,534	$356,091

*See Reconciliation of Net Earnings to Adjusted Net Earnings1 tables above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NONSEGMENT EXPENSES TO ADJUSTED NONSEGMENT EXPENSES[1]
(Unaudited - in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2023	2022	2023	2022
Nonsegment expenses (U.S. GAAP)	$24,317	$17,276	$130,811	$81,092
Specific charge for excess and obsolete inventory	-	-	(11,995)	-
Product rationalization	-	-	(10,504)	-
Restructuring activities	-	3,420	(5,172)	3,420
Non-recurring charge related to customer collections	-	-	(4,997)	-
Certain non-restructuring separation costs	-	-	(2,208)	-
Non-recurring matter unrelated to the ongoing operations of the business	-	-	-	(3,272)
Business development activities	-	-	-	(2,982)
Adjusted nonsegment expenses (Non-U.S. GAAP)	$24,317	$20,696	$95,935	$78,258

Woodward, Inc. and Subsidiaries
RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW[1] AND ADJUSTED FREE CASH FLOW[1]
(Unaudited - in thousands)
	Year Ended
	September 30,
	2023	2022

Net cash provided by operating activities	$308,543	$193,638
Payments for property, plant, and equipment	(76,500)	(52,868)
Free cash flow (Non-U.S. GAAP)	232,043	140,770
Cash paid for business development activities	-	2,982
Cash paid for restructuring activities	5,207	505
Cash paid for certain non-restructuring separation costs	977	-
Adjusted free cash flow (Non-U.S. GAAP)	$238,227	$144,257

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses exclude, as applicable, (i) a specific charge for excess and obsolete inventory, (ii) product rationalization, (iii) a restructuring charge, (iv) a non-recurring charge related to customer collections, (v) certain non-restructuring separation costs, (vi) a charge in connection with a non-recurring matter unrelated to the ongoing operations of the business, and (vii) costs related to business development activities. The product rationalization adjustment pertains to a non-recurring write-off of inventory and assets related to the elimination of certain product lines. The specific charge for excess and obsolete inventory pertains to a non-recurring write down of other excess inventory that are not related to product rationalization. The non-recurring charge related to customer collections pertains to a discrete process issue that was identified and corrected. The Company believes that these excluded items are short‐term in nature, not directly related to the ongoing operations of the business, and therefore, the exclusion of them illustrates more clearly how the underlying business of Woodward is performing. Adjusted free cash flow is free cash flow (defined below) plus the cash payments for costs related to business development activities, restructuring activities, and certain non-restructuring costs. Management believes these adjustments to free cash flow better portray Woodward’s operating performance.

EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow, adjusted free cash flow, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment, as well as adjusted free cash flow (as described above), in reviewing the financial performance of Woodward’s various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because EBIT, EBITDA, adjusted EBIT, and adjusted EBITDA exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, adjusted nonsegment expenses, free cash flow, and adjusted free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Facebook, X: Woodward has used, and intends to continue to use, its Investor Relations website, its Facebook page and its X handle as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contact:	Dan Provaznik Director, Investor Relations 970-498-3849 Dan.Provaznik@woodward.com